Proposal Summary and Q&A

CONFIDENTIAL:  THIS DOCUMENT IS ONLY FOR USE IN ORAL
COMMUNICATION WITH CUSTOMERS AFTER A PRELIMINARY PROXY
STATEMENT HAS BEEN DELIVERED.  IT IS NOT TO BE SHARED OR
DUPLICATED.

The Board of Trustees of the Aetna Variable Fund has unanimously recommended that the fund's advisory fees be increased from .25% to .50%. If approved by shareholders, the new advisory fee will be effective August 1, 1996. To assist you in answering questions that may arise, the following background information and Q&A are provided to you.

Background - Summary of Significant Facts

     o Aetna Variable Fund, which began operations in 1974, set its advisory fee at an annual rate of .25% of average daily net assets and has never changed it. o Over the past several years the financial markets have become increasingly complex and the need for high quality personnel and equipment has increased proportionately. With the recent growth in the mutual fund industry, resources such as high-quality personnel and state-of-the-art equipment and facilities have become more expensive and harder to retain. o Aetna believes these trends will continue and that the proposed advisory fee is critical to obtaining and retaining the additional resources necessary for it to continue providing high quality management to the Fund in an increasingly competitive and dynamic environment. o We've already made significant investments within our investment organization during the last two years in response to this new competitive environment. The goal was and is to enhance our portfolio management capabilities in order to better assist customers in achieving their long term savings and investment objectives. To date, the changes that have been implemented, such as the hiring of a number of highly qualified and experienced investment professionals with a breadth of different technical expertise, the design and implementation of new quantitative research and analytic tools, and significant upgrades in data bases, information management and reporting systems, have added depth to the investment team and portfolio management strategies now in place.





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    o In approving the fee increase,  the Board of Trustees  asked for and received extensive data concerning:

          the nature, quality and scope of
          the services which would be provided after the merger; (see proposal two in preliminary proxy statement for details regarding proposal to combine Aetna's investment management operations with another Aetna affiliate, Aeltus Investment Management, Inc.)
     ---> Aetna's profitability and financial condition;
     ---> the Fund's expense ratios before and after the fee increase as well as those of its peers; and Aetna's current fee level in general, and as compared to fees for the Fund's competitive peer group.

    o The Trustees' approval of the new Advisory Agreement and increased fee was based on the following factors, all of which they considered material. These factors are listed in order of importance, with the most important factor listed first.
    ---> The new fee will provide Aetna with the essential financial resources it needs to compete effectively in the increasingly competitive and complex financial markets.
    ---> The Trustees believe that Aetna should receive a fair, competitive fee in order to provide it with adequate resources to produce and provide competitive, high quality services on behalf of the Fund; yet, Aetna Variable Fund's existing fee has been in effect since 1974 and is the lowest fee among the Fund's 44 member competitive peer group analyzed by Lipper.
    ---> The new fee would compensate Aetna for costly enhancements it is currently maintaining and which have been made over the past two years with regard to investment, administrative operational and shareholder services. These enhancements include:
         I. hiring a number of highly qualified and experienced investment professionals;
         II. implementing a new compensation system to attract and retain such personnel;
         III. instituting the use of new quantitative research and analytical tools and techniques; and
         IV. upgrading its information and reporting systems.
         The new fee would reflect the benefits to be derived from the combination of Aetna's and Aeltus' investment management capabilities. (see proposal two in preliminary proxy statement for details)


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    o    Another key business reason for the decision to revisit the current advisory fee level is the competitive need to include in our contracts funds offered by unaffiliated third parties. The current fee was set at a time when the Fund was being sold primarily through group variable Contracts and after 1982, exclusively through variable contracts.

         - Until recently, Aetna, like most other providers of variable products, used its own mutual funds as the investment options under the Contracts. As a result, Aetna took all its costs and charges for the entire product into consideration in determining its profits on its Contracts and did not evaluate the profitability of the Fund as a separate product as did its competitors.
         - Recently,  variable products have exploded in popularity and growth and many non-insurance companies have developed funds
           to  be  sold  through   Contracts   issued  by  unaffiliated
           insurance companies.
      - To remain competitive, during the past five years, Aetna expanded the funds it offered under its Contracts from almost exclusively its own to include a large number of funds offered by unaffiliated third parties. This expansion caused Aetna to look separately at the Contract and the Fund, and to evaluate the costs and profitability of its various products, as well as the charges associated with all of these products.



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Customer Q&A

THIS DOCUMENT SHOULD BE USED TO ORALLY RESPOND TO CUSTOMER INQUIRIES ABOUT THE FEE INCREASE PROPOSAL AFTER A PRELIMINARY PROXY STATEMENT HAS BEEN DELIVERED.IT SHOULD NOT BE DISTRIBUTED OR REPRODUCED.
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When was Aetna Variable Fund's advisory fee last changed?
Aetna Variable Fund's advisory fee was set when the fund began in 1974 at an annual rate of .25% of average daily net assets and has never been increased.

How does the proposed fee stack up against those charged for comparable funds? According to data from Lipper Analytical Services, Inc., Aetna Variable Fund's current fees are the lowest in its 44 member competitive peer group of growth and income funds. Even with the proposed increases, the fees will be lower than the average fee of a competitive peer group.

What other Fees or Charges are Paid to Aetna Life Insurance and Annuity Company ("Aetna") by the Fund?
Prior to May 1, 1996 the fund pays Aetna the allocable cost for Aetna's provision of certain services. As of May 1, 1996 Aetna will pay, on behalf of the fund, all ordinary recurring expenses related to managing the fund such as legal fees, Trustees' fees, custodial fees and insurance premiums, and will provide some administrative services. The Aetna Variable Fund will pay Aetna a fixed fee at an annual rate of .06% of the Fund's average daily net assets for these payments and services. Aetna assumes the risk that its costs and the fund's expenses may increase, so even if actual expenses exceed .06%, the fund will not be charged.

How does the voting process work?
Group contractholders vote all the shares attributable to their contract. This means the Plan Sponsors or Trustees in the 457, 401(k)/401(a), and HR10 plans vote all the shares attributable to their plans. Shares are voted by each individual participant or contractholder in Individual Non-qualified Annuity plans, 408(b) (IRA) accounts, and Registered Variable Life plans. Individual participants also vote shares attributable to their accounts in 403(b) plans, but the Plan sponsor must sign a Group Authorization form which gives permission to accept the votes of the individual participants in their plan. If the Group Authorization form is not returned, all shares for that plan are voted in the same proportion to the rest of the votes returned within that separate account. Assuming the Group Authorization Form is returned, if , for example, 10% of the total shares within a 403(b) plan oppose the proposal and 20% are returned in favor of the proposal, the remaining 70% are voted in the same 2 to 1 proportion as those returned, resulting in a vote for that plan of 67% in favor and 33% opposed. With the exception of Separate Account D, all shares attributable to those contracts for which proxy cards are not returned are voted in the same proportion to those votes received. Shares not returned in Separate Account D will not be voted. See page 2 of the preliminary proxy statement for more information regarding the voting process.

What return rate is needed for the proposal to pass? Do 50% of the shareholders need to respond?
All shares voted at the meeting will be counted as present at the meeting whether they vote for, against or abstain on the Proposals. More than 50% of the total outstanding shares of the Fund must be present at the meeting to have a quorum to conduct business. Proposal 2 (approval of a Subadvisory Agreement) and Proposal 3 (Approval of Investment Advisory Agreement) require the vote of a "majority of the outstanding voting securities" of the Fund to be approved. The remaining proposals can be approved by the vote of a simple majority of the shares present at the meeting. A "majority of the outstanding voting securities" of the Fund means 67% of the shares of the Fund present at the meeting, assuming a majority of the shares are present; or more than 50% of all the outstanding voting securities of the Fund, if less. A vote to abstain is effectively a negative vote since the proposals require an affirmative vote to be approved. See page 2 of the preliminary proxy statement for more information regarding the voting process.

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How will this change impact performance?

That's impossible to predict, but one of the reasons the Board is recommending the proposed changes is to provide Aetna with adequate resources to produce and provide competitive, high quality services on behalf of the Fund. Remember, AVF's existing fee has been in effect since 1974 and is the lowest fee among the Fund's 44 member competitive peer group analyzed by Lipper.

How do you respond to recent articles in the press suggesting that fee increases should be voted down, or that fees should be decreasing instead of increasing?
Aetna Variable Fund's current advisory fee is among the lowest in its peer group. It has not been increased since the fund's inception in 1974. The increase we are seeking will still leave us at the midpoint range competitively, and will allow us to continue to make investments in personnel and tools to effectively manage the fund. Fee increases in and of themselves, are not inherently bad. You must look at the purpose of the increase and the current level of fees to determine if it is fair and reasonable or merely increasing revenues of the funds. In our case, we have clearly indicated the reasons for the increase and the use of the increased revenues in the preliminary proxy statement.


Note: The following two questions reference funds other than AVF upon which the Board has recommended a fee increase. At this time only the AVF preliminary proxy statement has been filed. The potential fee increase for the other funds should only be discussed to alert the customer that other fee increases have been approved as well. Further discussions regarding funds other than AVF should be deferred until preliminary proxy statements can be delivered.

Did the Board recommend changes to the advisory fees of any of the other Aetna Funds?

Yes, the Board recommended shareholders vote to approve increases on the following funds in addition to AVF:
Aetna Income Shares:            .15%  (.40% total proposed advisory fee)
Aetna Investment Advisors Fund: .25% (.50% total proposed advisory fee) Aetna Generation Portfolios: .10% (.60% total proposed advisory fee)

What has the Board approved for administration fees for the other Aetna funds as of 5/1/95?
As discussed in an earlier question, Prior to May 1, 1996 the fund pays Aetna the allocable cost for Aetna's provision of certain services. As of May 1, 1996 Aetna will pay, on behalf of the fund, all ordinary recurring expenses related to managing the fund such as legal fees, Trustees' fees, custodial fees and insurance premiums, and will provide some administrative services. The Aetna Variable Fund will pay Aetna a fixed fee at an annual rate of .06% of the Fund's average daily net assets for these payments and services. Aetna assumes the risk that its costs and the fund's expenses may increase, so even if actual expenses exceed .06%, the fund will not be charged. As of 5/1/96 the other funds will pay Aetna a fixed fee at an annual rate of .08% on AIAF and AIS, and .15% on the Generation Portfolios. Note that by capping the fee at
 .15% on the Generation Portfolios, the total fees for those funds will be reduced.

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Field Q&A

THIS DOCUMENT IS INTENDED TO RESPOND TO YOUR QUESTIONS AS FIELD
MANAGERS. IT SHOULD NOT BE DISTRIBUTED OR REPRODUCED.

To whom is this information package being distributed? When?
All Annuity and Pension Field Managers will receive a copy of this package. It is not to be duplicated. You should keep the attached information package close at hand for providing guidance when customers contact you seeking information regarding the proxy process or proposed fee increase. Please use this information for verbal communication with customers as needed. While we anticipate that members of the Career Distribution Channel, especially those housed in filed offices, will become aware of this proposal, it is important that we are careful about the dissemination of this information to distribution channels that represent more than one company. The filing of the preliminary proxy statement does technically make this information public, however it would not be in the best interest of ALIAC or the funds to have the information shared broadly with competitors or customers who may have carriers other than Aetna in their plan. The proposed fee increase will be communicated to all distribution channels near the time of the definitive proxy statement filing (May 8-10, 1996) so they can respond to customer questions. If you have a producer who requires a written copy of these materials before then, contact Sheila Litchfield (860-273-3925 or profs id T9SZL) and one will be provided.

With whom do I need to communicate in advance of the definitive proxy statement mailing?
Funds recently experiencing successful proxy votes for fee increases did so by letting the definitive proxy statement be the primary communication vehicle with most customers. No communication should be initiated with a customer or sponsor unless you are speaking to them for another reason such as the case is in the midst of renegotiation, or the case has been identified to receive a contract fee reduction based on other criteria. The contract fee reductions are not directly related to the proposed fee increase and will take place regardless of whether the fee increase is approved.
Accordingly, the contract fee reduction and the proposed fee increase should not be linked together or discussed as being contingent upon one another in any conversations with customers. You should keep the attached information package close at hand for providing guidance when customers contact you seeking information regarding the proxy process or proposed fee increase.

When will customers receive the definitive proxy statement and proxy cards? Definitive proxy statements and proxy cards will be mailed to all shareholders on May 8-10, 1996.

What is the cost of the increase to average investor?
The fee increase will result in an additional fee equivalent to 25c for every $100 invested.
How much of the fee increase will cover additional expenses associated with managing the fund versus profit for Aetna?
As noted earlier, many competitive funds have higher fees than ours and have further increased their fees to increase revenues. Our plans for the fee increase have been outlined in the preliminary proxy statement and clearly represent an investment in the future of our business.

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Should the field be prepared to manage all customer  questions  once customers receive the definitive proxy statement?
No. A separate 800# is being set up to handle customer questions specific to the proxy process. The phone number will be clearly identified on the first page of the definitive proxy statement. However, this number will not be in operation until the definitive proxy statements and proxy cards are mailed in May, so questions from customers who learn of it before the definitive proxy statements and proxy cards are mailed will likely contact you directly. Also, some customers may choose to contact you directly upon receiving the proxy package instead of using the 800 #. You should keep this information package close at hand so you are prepared to respond in the event that a customer does contact you directly.

Can I ask for a commitment of a yes vote before the customer receives the definitive proxy statement?
While you can discuss the rationale for seeking the fee increase in general terms as outlined in the enclosed preliminary proxy statement, you cannot obtain a signed proxy card from a shareholder until after the definitive proxy statement are mailed. Any "commitment" obtained cannot be binding and cannot substitute for a proxy card signed by the shareholder.

Can I hand deliver the proxy card to the Plan Sponsor instead of having it arrive in the mail? All original proxy cards must be mailed directly to the shareholders. However, duplicate copies of definitive proxy statements and cards can be printed for managers who wish to bring these materials with them to plan sponsor meetings. In the event both cards are returned, the last one received will be used in the tabulation. Duplicate proxy materials will be accompanied by procedures to be followed for hand-delivery to customers.

Will customers be voting on other issues besides the fee increase?
Yes, in addition to voting on a new advisory agreement with a change to the investment advisory fee paid by the fund, shareholders will also be asked to vote on election of Trustees, an amendment to the Declaration of Trust, and a new sub-advisory arrangement which would reflect the combination of the investment management operations of Aetna and Aeltus.

How will the results of the vote be communicated to customers? Customers will be notified of the results as soon as practical after the vote. We are currently reviewing options for getting this information out quickly and effectively.



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